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                                                                    EXHIBIT 10.8

THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 1, 1998, between United States Filter Corporation (the "Company") and Richard J. Heckmann (the "Employee").


                                 WITNESSETH


WHEREAS, Employee is currently Chairman of the Board of Directors, Chief Executive Officer and President of the Company; and

WHEREAS, the Company desires to insure the continued availability to the Company of the Employee's services, managerial skills and business experience, and the Employee is willing to render such services, all upon and subject to the terms and conditions contained in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the Company and the Employee agree as follows:


  1.  EMPLOYMENT AND EMPLOYMENT TERM.
      ------------------------------

      (a)  EMPLOYMENT.

           Subject to the terms and provisions set forth in this Agreement, the Company hereby employs the Employee during the Employment Term (as hereinafter defined) as the Chief Executive Officer and President of the Company, and agrees

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           to use its best efforts to cause the Employee to be a director and
           Chairman of the Board of Directors of the Company (the "Board") during the Employment Term, and the Employee hereby accepts such employment.

      (b)  EMPLOYMENT TERM.

           The period of employment under this Agreement (the "Employment Term") shall be deemed to have commenced as of January 1, 1998 (the "Effective Date") and shall continue for a period of sixty-three (63) full calendar months thereafter, as herein provided. On May 1, 1998, and on the first day of each month thereafter, the Employment Term shall be automatically extended by one full calendar month. The Employment Term shall continue until the expiration of all automatic extensions affected as aforesaid unless and until it ceases or is terminated sooner as provided in this Agreement.


  2.  POSITIONS, RESPONSIBILITIES AND DUTIES.
      --------------------------------------

      (a)  IN GENERAL.

           During the Employment Term, the Employee shall be employed as, and the Company shall at all times cause the Employee to be, the Chief Executive Officer and President of the Company. In addition to such positions, the Company shall use its best efforts to ensure that the Employee is at all

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           times during the Employment Term a director and the Chairman of the
           Board. In such positions, the Employee shall have the duties, responsibilities and authority normally associated with the office and position of chairman, director, chief executive officer and president of a publicly traded corporation. No other employee of the Company shall have authority and responsibilities that are equal to or greater than those of the Employee. The Employee shall report solely and directly to the Board and all other officers and other employees shall report directly to the Employee or the Employee's designees.

      (b)  TIME.

           During the Employment Term, the Employee shall devote such time as is reasonably necessary to perform the duties associated with his offices and positions as set forth herein and shall use his best efforts to perform faithfully and efficiency the duties and responsibilities contemplated by this Agreement; provided however, that the Employee shall not be required to perform any duties and responsibilities which would be likely to result in non-compliance with or violation or breach of any applicable law or regulation. Notwithstanding the foregoing, the Employee may devote reasonable time to activities other than those required under this Agreement, including the

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           supervision of his personal investments, and activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other orations, and similar type activities, to the extent that such over activities do not materially inhibit or prohibit the performance of the Employee's duties under this Agreement or conflict in any material way with the business of the Company; provided however, that the Executive shall not serve on the board of any business or hold any over position unto any business without the consent of the Board.


  3.  COMPENSATION AND BENEFITS.
      -------------------------

      (a)  BASE SALARY.

           During the Employment Term, the Employee shall receive a base salary ("Base Salary"), payable in accordance with the Company's payroll practices generally applicable to the Company's senior executives, of $500,000 per annum. Such Base Salary shall be reviewed for increase (but not decrease) in the sole discretion of the Compensation Committee of tile Board not less frequently the annually during the Employment Term. In conducting any such annual review, the Compensation Committee of the Board shall take

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           into account any change in the Employee's responsibilities, increases in the compensation of other senior executives of the Company or of its competitors or over comparable executes and companies, the performance of the Employee and other pertinent factors. If so increased, such increased Base Salary shall then constitute "Base Salary" for purposes of this Agreement.

      (b)  INCENTIVE COMPENSATION.

           (i) During the Employment Term, the Employee shall be entitled to participate in all incentive compensation plans and programs maintained by the Company for the benefit of senior executives. Such plans and programs, in the aggregate, shall provide the Employee win compensation opportunities at least as favorable as the most favorable of such opportunities provided by the Company to the Employee under such plans and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter to the Employee or other senior executives of the Company.

           (ii) Without limiting the foregoing, for each fiscal year of the Company ending with or within the Employment Term, the Employee shall be paid an annual incentive of not less than sixty percent (60%) of his base salary

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                  (subject to such performance goals as the Company and the
                  Employee may from time to time negotiate in good faith). Each such annual incentive shall be paid at the same time that annual incentives are generally paid to the Company's other senior executives, but no later than the end of the third month of the fiscal year next following the fiscal year for which such annual incentive is paid, unless the Employee shall elect to defer the receipt thereof.

      (c)  EMPLOYEE BENEFITS.

           During the Employment Term, the Employee and/or the Employee's family, as the case may be, shall be entitled to participate in all employee benefit plans and programs provided or maintained by the Company (including, without limitation, pension, profit sharing, savings, medical, disability, life and accident plans and programs and the United States Filter Corporation Executive Severance Pay
           Plan). Such plans and programs, in the aggregate, shall provide the Employee and/or the Employee's family, as the case may be, with benefits at least as favorable as the most favorable of such benefits provided by the Company to or in respect of the Employee under such plans and programs as in effect at

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           any time during the 90-day period immediately preceding the Effective
           Date or, if more favorable to the Employee, as provided at any time thereafter to or in respect of the Employee or over senior executives of the Company.

      (d)  VACATION AND FRINGE BENEFITS.

           (i) During the Employment Term, the Employee shall be entitled to paid vacation and fringe benefits at least as favorable as the most favorable plans and programs of the Company for the Employee under such plans and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter for the Employee or other senior executives of the Company.

           (ii) Without limiting the foregoing, during the Employment Tenn, the Company will lease the Employee an automobile for the Employee's business and private use, the make and model of which shall be at least comparable to the make and model provided to the Employee immediately preceding the Effective Date, and the Company will pay all deposit requirements, servicing and maintenance costs, insurance premiums and the cost of the

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                  gasoline for authorized business use. (The term of any one such automobile lease shall not exceed thirty-six months other than at the discretion of the Employee.)

      (e)  OFFICE AND SUPPORT STAFF.

           During the Employment Term, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Employee by the Company at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter to the Employee or other senior executives of the Company.

      (f)  EXPENSE REIMBURSEMENT

           During the Employment Term, the Employee shall be entitled to receive prompt reimbursement for all usual, customary and reasonable, business-related expenses incurred by the Employee in performing his duties and responsibilities hereunder in accordance with the practices and procedures of the Company as in effect and applied immediately prior to the Effective Date, or, if more favorable to the Employee, as in effect at any time thereafter with respect to the Employee or other senior Executives of the Company.

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      (g)  INDEMNIFICATION.

           The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Employee shall be covered under such insurance to the same extent as other directors and senior executives of the Company. The Employee shall be eligible for indemnification by the Company under the Company by-laws as currently in effect, and the Company agrees that it shall not take any action that would impair the Employee's rights to indemnification under the Company by-laws, as currently in effect.


  4.  TERMINATION OF EMPLOYMENT.
      -------------------------

      (a)  TERMINATION DUE TO DEATH OR DISABILITY.

           The Company may terminate the Employee's employment hereunder due to Disability (as hereinafter defined). In the event of the Employee's death or a termination of the Employee's employment by the Company due to Disability, the Employee or his estate or his legal representative, as the case may bet shall be entitled to receive:

           (i)    any unpaid Base Salary through the Date of Termination;

           (ii) an immediate prorated annual incentive for the fiscal year in which the Date of

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                  Termination occurs equal to the minimum annual incentive
                  (determined without regard to any performance goals) provided by Section 3(b)(ii) multiplied by a fraction, the numerator of which is the number of days such fiscal year through the Date of Termination and the denominator of which is 365;

           (iii) an immediate lump sum amount equal to the sum of (A) two times the minimum annual incentive (determined without regard to any performance goals) provided by
                  Section 3(b)(ii) plus (B) twenty-four (24) times the monthly rate of Base Salary at the rate in effect on the Date of Termination;

           (iv) any deferred compensation (including, without limitation, interest or other credits on such deferred amounts), any accrued vacation pay and any reimbursement for expenses incurred but not yet paid prior to such Date of Termination; and

           (v) any other compensation or benefits which may be owed or provided to or in respect of the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company.

           For purposes of this Agreement, "Disability" means the Employee's inability to render, for a period

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           of six consecutive months, services hereunder by reason of permanent disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Employee and the Company. If the Employee and the Company cannot agree as to such an independent medical physician each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination.

      (b)  TERMINATION BY THE COMPANY FOR CAUSE.

           The Company may terminate the Employee's employment hereunder for Cause (as hereinafter defined). If the Company terminates the Employee's employment hereunder for Cause, the Employee shall be entitled to receive;

           (i)    any unpaid Base Salary through the Date of Termination;

           (ii) an immediate prorated annual incentive for the fiscal year in which the Date of Termination occurs, equal to the minimum annual incentive (determined without regard to any performance goals) provided by Section 3(b)(ii) multiplied by a fraction, the numerator of which is the number of days in such fiscal year through the Date of Termination and the denominator of which is 365;

           (iii)  any deferred compensation (including,

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                  without limitation, interest or other credits on such deferred amounts), any accrued vacation pay and any reimbursement for expenses incurred but not yet paid prior to such Date of Termination; and

           (iv) any other compensation or benefits which may be owed or provided to or in respect of the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company.

           The Employee shall be given written notice authorized by a vote of at least a majority of the members of the Board that the Company intends to terminate the Employee's employment for Cause;
           provided, however, that following a Change of Control (as hereinafter defined), such written notice must be authorized by a vote of at least 75% of the members of the Board. Such written notice shall specify the particular act or acts, or failure to act, which is/are the basis for the decision to so terminate the Employee's employment for Cause. The Employee, together with his legal counsel, shall be given the opportunity within thirty (30) calendar days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and, if such act or failure to act is correctable, the Employee shall

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           be given 30 business days after such meeting to correct such act or failure to act. If such act or failure to act is not correctable or upon failure of the Employee, within such latter thirty (30) day period, to correct such act or failure to act, the Employee's employment by the Company shall automatically be terminated for Cause as of the date determined in accordance with this Agreement. Anything herein to the contrary notwithstanding, if, following a termination of the Employee's employment by the Company for Cause based upon the conviction of the Employee for a felony, such conviction is overturned on appeal, the Employee shall be entitled to the payments and benefits that the Employee would have received as a result of a termination of the Employee's employment by the Company without Cause.

           For the purposes of this Agreement, "Cause" means (A) the Employee is convicted of a felony involving moral turpitude or (B) the Employee, in carrying out his duties and responsibilities under this Agreement, is guilty of gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, and such conduct is not cured within thirty (30) days of the Company providing written notice to the Employee, unless such act, or failure to act, was believed by the Employee in good faith to be in

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           the best interests of the Company.

      (c)  TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON.

           The Company shall be permitted to terminate the Employee's employment hereunder without Cause, and the Employee shall be permitted to terminate his employment hereunder for Good Reason (as hereinafter defined). If the Corporation terminates the Employee's employment hereunder without Cause, other than due to death or Disability, or if the Employee effects a termination for Good Reason, the Employee shall be entitled to receive:

           (i)    any unpaid Base Salary through the Date of Termination;

           (ii) an annual incentive for the fiscal year in which the Date of Termination occurs;

           (iii) any deferred compensation (including, without limitation, interest or other credits on the deferred amounts, any accrued vacation pay and reimbursement for expenses incurred but not paid prior to such termination of employment; and

           (iv) any other compensation or benefits which may be owed or provided to the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company, including but not limited to the

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                  United States Filter Corporation Executive Severance Pay Plan.

           For purposes of this Agreement, "Good Reason" means and shall be deemed to exist if, without the prior express written consent of the Employee, (A) the Employee suffers a reduction in duties, responsibilities or effective authority associated with his titles and positions as set forth and described in this Agreement or is assigned any duties or responsibilities inconsistent in any material respect therewith; (B) the Company fails to substantially perform any material term or provision of this Agreement; (C) the Employee's compensation or benefits provided for hereunder is decreased; (D) the Company's principal execute office or the Employee's office is relocated to a location more than fifty (50) miles from its location on the Effective Date;
           (E) the Company fails to obtain the full assumption of this Agreement by a successor entity in accordance with the Agreement;
           (F) the Company purports to terminate the Employee's employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement. The determination of the amount of any compensation and benefits or other payments to be paid or provided to or in respect of the Employee hereunder shall be determined without

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           regard to any reduction therein constituting Good Reason.

      (d)  VOLUNTARY TERMINATION

           The Employee may effect a Voluntary Termination of his employment hereunder. A "Voluntary Termination" shall mean a termination of employment by the Employee on his own initiative other than (i) a termination due to Disability or (ii) a termination for Good Reason. A Voluntary Termination shall not be deemed to be a breach of this Agreement and shall entitle the Employee to all of the rights and benefits which the Employee would be entitled in the event of a termination of his employment by the Company for Cause.

      (e)  CHANGE OF CONTROL

           (i) In the event the Employee's employment with the Company is terminated without Cause or for Good Reason following a Change of Control, Employee shall receive the compensation and benefits under this Agreement as if he had terminated his employment hereunder for Good Reason, (except that the amounts payable is accordance untie Sections 4(c)(i) and (ii) shall be paid within five days of such termination in an undiscounted lump sum).

           (ii) "Change of Control" shall mean the occurrence of any of the following:

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                  (A)  the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, of "beneficial ownership" directly or indirectly, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all "Voting Shares" of the Company;

                  (B) during any year or any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning

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                       of the period or whose election or nomination for
                       election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

                  (C) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (x) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any of the parties to the consolidation or merger or (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary, or any sale or transfer by the Company of all of substantially all of its assets to one or more of its wholly owned subsidiaries in any one

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                       transaction or a series of transactions; or

                  (D) the stockholders of the Company approve a plan of complete liquidation of the Company.

                  Notwithstanding the foregoing, unless otherwise determined by the Board of Directors, no change in control of the Company shall be deemed to have occurred if (x) the Employee is a member of a group which first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modifications thereof) is ultimately successful, or (y) the Executive acquires a two percent or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in (x) of this paragraph.

                  "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisably immediately or only after the passage of time.

                  "Voting Share" means all outstanding shares

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                  of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company.

           (iii) If any payment or benefit to which the Employee becomes entitled pursuant to this Agreement will be subject to the tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to the Employee at the time specified below, an additional amount (the "Gross-up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by this subsection, shall be equal to the Total Payments. For purposes of determining whether any of such payments or benefits will be subject to the Excise Tax, and the amount of such Excise Tax, (if) any over payments or benefits received or to be received by the Employee in connection with a Change

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                  of Control or his termination of employment, whether pursuant to the terms of this Agreement or otherwise (which together with the payments and benefits pursuant to this Agreement, constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (B) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser

                                       21
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                         of (1) the total amount of the Total Payments or (2)
                         the amount of excess parachute payments within the meaning of section 280G(b)(l) (after applying paragraph
                         (A), above), and (C) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Compass independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the sate and locality of his residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of his employment, the Employee shall repay

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                         to the Company at the time that the amount of such
                         reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by him if such repayment results in reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Employee's termination of employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined. If the mounts of any payments under this Agreement cannot

                                       23
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                         be finally determined on or before the payment date
                         otherwise scheduled for payment, the Company shall pay to the Employee on such date an estimate, as determined in good faith by the Company, of the minimum amount of such payment and shall pay the reminder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee payable on the fifth day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

          (f)  CONTINUATION OF EMPLOYEE BENEFITS.

               Upon the termination of the Employee's employment hereunder for whatever reason, the Company shall continue, for such period after the Date of Termination as it is required (or would be required absent the requirement in Section 4(e)(i) to pay a lump sum) in accordance with this Section

                                       24
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               4, to continue to pay Base Salary to or in respect of the
               Employee, to cover the Employee and/or the Employee's family under Dose life, disability, accident and health insurance benefits that revere applicable to the Employee on the Date of Termination at the same benefit levels and on the same terms and conditions then in effect; provided however, that such coverage shall be no less favorable than that to which the Employee and/or his family was entitled immediately prior to his Date of Termination or, if applicable, the occurrence of any event constituting Good Reason; and further provided that in the event Employee's employment hereunder is terminated for Disability, such coverage shall continue for twenty-four (24) months following the Date of Termination. In the event that the Employee and/or the Employee's family's participation in any such program is barred, the Company shall arrange to provide the Employee and/or the Employee's family with benefits substantially similar to those which the Employee and/or the Employee's family would otherwise have been entitled to receive under such plans and programs Mom which continued participation is barred. Following the continuation period described in this subsection, the Employee and the Employee's family shall be entitled to elect continuation coverage under

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               Section 601 et. seq. of the Employee Retirement Income Security
               Act.

          (g)  EQUITY BASED AWARDS.

               In the event of the termination of the Employee's employment hereunder other than pursuant to Section 4(b) or (d), any vesting or service requirements under any outstanding stock option or restricted stock awards then held by the Employee shall be deemed fully satisfied as of the Date of Termination. Anything herein or in any other agreement, plan or program to the contrary notwithstanding, in the event of the termination of the Employee's employment hereunder for whatever reason, all outstanding vested stock options held by the Employee as of the Date of Termination, including any for which vesting has been accelerated pursuant to this Section, shall remain exercisable for the balance of the respective terms thereof.

          (h)  NO MITIGATION OR OFFSET.

               The Company agrees that, if the Employee's employment with the Company terminates, the Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to or in respect of the Employee by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by an compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, or otherwise.

          (i)  NOTICE OF TERMINATION.

               (i) Any termination of the Employee's employment by the Company (over than due to death) shall be communicated by a notice of termination to the other party hereto given in accordance with this Agreement (the "Notice of Termination"). The Notice of Termination shall be given (A) in the case of a termination for Cause, within 90 business days after a director of the Company (excluding the Employee) has actual knowledge of the events giving rise to such purported termination, (B) in the case of a termination for Good Reason, within 180 days of the Employee's having actual knowledge of the event or events constituting Good Reason; (C) in the case of termination for Disability, not later than 30 days prior to the date the Company reasonably expects the six month period referred to in Section 4(a) to expire; and (D) in the case of Voluntary Termination, not later than 150 days prior to the date of termination specified in such notice. Such notice shall (X) indicate the specific termination provision in this Agreement relied upon, (Y) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment uncles the provision so indicated, as applicable, and (Z) if the Date of Termination is other than the date of actual receipt of such notice, specify the date on which the Employee's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually received).

               (ii) If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section) the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of
                    (A) the date on which the Employment Term ends or (B) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided however, that the Date of Termination shall be extended by a notice of dispute given by the Employee only if such notice is given in good faith and the Employee pursues the resolution of such dispute with reasonable diligence. If the Date of Termination is extended in accordance with this Section, the Company shall continue to pay the Employee his full compensation and benefits in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue the Employee's participation in all employee benefit plans in which the Employee was participating and, on the same terms and conditions as, when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with this Section. The determination of the amount of any compensation and benefits or odder payments to be paid or provided to or in respect of the Employee hereunder shall be determined without regard to any reduction therein constituting Good Reason. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

             (iii)  For purposes of this Agreement, "Date of

                    Termination" means (A) in the case of a termination for which a Notice of Termination is required the date of actual receipt of such Notice of Termination, or if later, the date specified therein, as the case may be, (B) in the case of Disability, the last day of the six month period referred to in Section 4(a), and (C) in all other cases, the actual date on which the Executive's employment terminates during the Term of Employment.

     5.   ENFORCEMENT OF AGREEMENT; DEFENSE OF ACTIONS.
          --------------------------------------------

          If the Employee determines that it is necessary or desirable for him to retain legal counsel or incur other costs and expenses in connection with either enforcing party and all of his rights under this Agreement or defending against any allegations by the Company of breach of this Agreement by him, the Employee shall be entitled to recover from the Company reasonable attorneys' fees, costs and expenses incurred by him in connection with such enforcement or defense. Such payments shall be made by the Company to the Employee (or directly to the Employee's attorney) promptly following submission to the Company of appropriate documentation evidencing the incurrence of such attorneys' fees, costs, and expenses. The Employee's rights to payments under this Section shall not be affected by the final outcome of any dispute with the Corporation; provided however, that to the extent that the court shall determine that under the circumstances recovery by the Employee of all or a part of any such fees and costs and expenses would be unjust or inappropriate, the Employee shall not be entitled to such recovery.

     6.   PROTECTIVE COVENANTS.
          --------------------

          (a)  COMPENSATION BENEFITS IF SECTION 6 (b) OR (c) ARE BREACHED.

               The Employee agrees that if during the Employment Term, and for a period of one year thereafter, he (i) in any manner (except as provided below), directly or indirectly, though any parson, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise engages or assists any other person, firm, corporation or enterprise in engaging in any business then being conducted by the Company (but not later than as of the Date of Termination) in any geographic area in which the Company is then conducting such business or (ii) breaches his obligations under Section 6(b) or
               (c), any compensation benefits to which the Employee would otherwise have been entitled shall be suspended for one year, or, if less, the remaining balance of the period unto respect to which the Employee, would be so entitled to such payment and benefits, which payments and benefits shall be deemed immediately forfeited. Nothing herein shall prohibit the Employee from being a stockholder in a mutual fund or a diversified investment company or a passive owner of not more than two percent of the outstanding stock of any class of a corporation any equity securities of which are publicly traded, so long as the Employee has no active participation in the business of such corporation. Clause (i) of this subsection shall not apply following the Employment Term if the Employee is terminated without Cause or terminates for Good Reason following a Change of Control.

          (b)  NO SOLICITATION OF EMPLOYEES.

               The Employee further agrees that during the Employment Term and for one year thereafter, he shall not, in any manner, directly or indirectly induce or attempt to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever. This subsection (b) shall not apply following the Employment Term if the Employee is terminated without Cause or terminates for Good Reason following a Change of Control.

          (c)  NON-DISCLOSURE.

               The Employee shall not, at any time during the Employment Term or thereafter, make use of or disclose, directly or indirectly, any trade secret, customer lists or other confidential or secret information of the Company not available to the public generally or to the competitors of the Company ("Confidential information), except to the extent that such Confidential Information becomes a matter of public record or is otherwise available to the general public, other than as a result of any act or omission of the Employee, or is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency. Promptly following the Date of Termination, the Employee shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data relating to any Confidential Information or the business of the Company that he may then possess or have under his control (together with all copies thereon; provided however, that the Employee may retain copies of such documents as are necessary for the preparation of his federal or state income tax returns.

          (d)  FALSE, DEFAMATORY, OR DISPARAGING STATEMENTS.

               The Employee agrees that, while he is employed by the Company, and after his Date of Termination, he shall not make any false, defamatory or disparaging statements about the Company, or the officers or directors of the Company that are reasonably likely to cause material damage to the Company, or the officers or directors of the Company. While the Employee is employed by the Company, and after his Date of Termination, the Company agrees that neither the officers nor the directors of the Company shall make any false, defamatory or disparaging statements about the Employee that are reasonably likely to cause material damage to the Executive.

          (e)  INJUNCTIONS TO PREVENT BREACHES OF PROTECTIVE COVENANTS.

               The parties hereto agree that the Company would be damaged irreparably in the event of any provision of paragraphs (b), (c) or (d), next above, were not performed by the Employee in accordance with their respective terns or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to any other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any such provisions and to enforce such provisions specifically (without posting a bond or other security). The parties hereto agree that the Employee would be damaged irreparably in the event of any provision of paragraph (d), next above, were not performed by the Company in accordance with its or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Therefore, the Employee shall be entitled, in addition to any other rights and remedies existing in his favor, to an injunction or injections to prevent any breach or threatened breach of any such provisions and to enforce such provision specifically (without posting a bond or other security).

     7.   SUCCESSORS.
          ----------

          (a)  THE EMPLOYEE.

               This agreement is personal to the Employee and, without the prior express written consent of the Company, shall not be assignable by the Employee, except that the Employee's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a domestic relations order of a court of competent jurisdiction. This Agreement shall inure to the benefit of and be enforceable by the Employee's heirs, beneficiaries and/or legal representatives.

          (b)  THE COMPANY.

               This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form ant substance satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

     8.   MISCELLANEOUS.
          -------------

          (a)  APPLICABLE LAW.

               This Agreement shell be governed by and construed in accordance with the laws of the State of California, applied without reference to principles of conflict of laws.

          (b)  AMENDMENTS.

               This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (c)  NOTICES.

               All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other park or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to Employer: UNITED STATES FILTER CORPORATION
                                 40-004 Cook Street
                                 Palm Desert, CA 92211

                 If to Employee: RICHARD J. HECKMANN
                                 72551 Clancy Lane
                                 Rancho Mirage, CA 92270

                 With a Copy to: LAZOF & COSS
                                 Attn: Ronald C. Lazof, Esq.
                                 4590 MacArthur Boulevard,
                                 Suite 390
                                 Newport Beach, CA 92660

               or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

          (d)  WITHHOLDING.

               The Company may withhold from any amounts payable under this Agreement such federal, state or local income taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e)  SEVERABILITY.

               The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f)  CAPTIONS.

               The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          (g)  BENEFICIARIES/REFERENCES.

               The Employee shall be enabled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Employee's death, and may change such election, in either case by giving the Company written notice thereof. In the event of the Employee's death or a judicial determination of his incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to other beneficiary(ies), estate or his legal representative(s).

          (h)  ENTIRE AGREEMENT.

               This Agreement will contain the entire agreement between the parties concerning the subject matter hereof and will supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof, other than the Executive Retention Agreement (to the extent provided herein). However, nothing in this Agreement shall adversely affect the Employee's rights to benefits accrued prior to the Effective Date, and, except as contemplated hereby, the Employee's rights with respect to stock options and restricted stock granted prior to the Effective Date shall be governed by the respective stock options and restricted stock agreements relating thereto.

          (i)  ARBITRATION.

               Company and Employee agree that any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance of termination, shall upon demand of a party, be submitted to and decided by binding arbitration. The arbitration shall be conducted pursuant to Part 3, Title 9 of the California Code of Civil Procedure Sections 1280-1288.8.
               -------------------------------------------------------
               Discovery, including depositions for the purpose of discovery, shall be broadly permitted, and the provisions of the California
                                                                     ----------
               Code of Civil Procedure Section 1283.05 shall apply.  Any demand
               -----------------------
               to arbitrate shall be deemed to have been made on the date actually received by the party upon whom it is served, and, for the purposes of the statute of limitations, shall have the same effect as it suit had been filed on the date the demand is made. The arbitration shall occur in Orange County, California, before a single retired or former judge of the Superior Court of the State of California, or the Court of Appeals of the State of California. The parties shall agree upon an arbitrator within ten (10) days after the demand is made, and if the parties fail to so agree, then any of them may apply to the Court for an order appointing an arbitrator meeting the requirements of this section. The arbitrator's decision shall be rendered in ninety (90) days after the hearing and the decision of the arbitrator shall be final and binding and shall be subject to confirmation, correction or vacation in accordance with the provisions of California Code of
                                                             ------------------
               Civil Procedure Sections 1285-1287.4. Any application, petition,
               ---------------
               or other proceeding (A) to enforce the award or the provisions of this Agreement, (B) to the extent that the arbitrator does not have the power or authority to resolve or grant the relief sought, and/or (C) for provisions or equitable relief pending appointment of the arbitrator, shall be commenced in the appropriate State or Federal Court having jurisdiction in Orange County, California, and the parties hereby consent to jurisdiction and venue in such Courts.

          (j)  REPRESENTATION.

               The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and Mat the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person, firm or organization or any applicable laws or regulations.

          (k)  SURVIVORSHIP.

               The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Employee's employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth opposite their signatures herein below.


                              EMPLOYER:
                              --------

                              UNITED STATES FILTER CORPORATION,
                              a California corporation



DATED: ____________, 1998     By:_______________________________
                              Its:______________________________
                                         (title)


                              EMPLOYEE:
                              --------


DATED: ____________, 1998     By:_______________________________
                                         RICHARD J. HECKMANN

                                       42